Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of February 21, 2017 (this “Amendment”), amends the Amended and Restated Credit Agreement, dated as of March 6, 2015 (the “Credit Agreement”) among Portland General Electric Company (the “Borrower”), the financial institutions from time to time parties thereto as lenders (collectively, together with their respective successors and assigns, the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1    Amendments.

(a)The following definitions are hereby added to Article I of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)Clause (d) in the definition of “Defaulting Lender” in Article I of the Credit Agreement is hereby amended to read as follows:

(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy or similar debtor relief law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
(c)The following sentence is hereby added to the end of Section 2.21(a)(iv) of the Credit Agreement to read as follows:

Subject to Section 9.16, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(d)A new Section 9.16 is hereby added to the Credit Agreement to read as follows:

9.16    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 2    Extension. Pursuant to Section 2.18 of the Credit Agreement, the Borrower has requested that the Scheduled Termination Date for each Lender be extended for one additional year to November 14, 2020. By executing this Amendment, each Lender agrees to: (a) waive the timing requirements set forth in Section 2.18 of the Credit Agreement for the submission of an Extension Request and (b) extend its Scheduled Termination Date to November 14, 2020.

SECTION 3    Representations and Warranties; No Conflicts.

3.1    Representations and Warranties of all Parties. Each party hereto represents and warrants that (a) it has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (b) this Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution or delivery by such Person of this Amendment.

3.2    Representations and Warranties of Borrower. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (b) no event has occurred and is continuing which constitutes a Default or an Unmatured Default.

3.3    No Conflicts. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by the Borrower will (a) violate, contravene or conflict with any provision of its respective articles or certificate of incorporation, bylaws or other organizational or governing document or (b) violate, contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, material contract or permit applicable to the Borrower.

SECTION 4    Effective Date. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions precedent:

(a)    Receipt by the Agent of counterparts of this Amendment executed by the Borrower, the Required Lenders, each Lender extending its Scheduled Termination Date and the Agent.

(b)    Receipt by the Agent of:

(i)    Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its bylaws and of its Board of Directors’ resolutions authorizing the execution of this Amendment by the Borrower.

(ii)    Evidence, in form and substance satisfactory to the Agent, that the Borrower has obtained all governmental approvals, if any, necessary for it to enter into this Amendment, including, without limitation, the approval of the Public Utility Commission of Oregon.

(c)     The Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the effective date of this Amendment, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

SECTION 5    Miscellaneous.

5.1    Continuing Effectiveness. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit

Agreement or other Loan Documents to the “Agreement”, the “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby. This Amendment is a Loan Document.

5.2    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. A counterpart hereof, or a signature page hereto, delivered to the Agent by facsimile or electronic mail (in a .pdf or similar file) shall be effective as delivery of a manually-signed counterpart hereof.

5.3    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Agent, including reasonable fees and charges of special counsel to the Agent, in connection with the preparation, execution and delivery of this Amendment.

5.4    Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York.

5.5    Successors and Assigns. This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PORTLAND GENERAL ELECTRIC COMPANY

By:    /s/ Christopher A. Liddle
Name:    Christopher A. Liddle
Title:    Assistant Treasurer

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:    /s/ Gregory R. Gredvig
Name:    Gregory R. Gredvig
Title:    Director

LENDERS:                WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
Lender and L/C Issuer

By:    /s/ Gregory R. Gredvig
Name:    Gregory R. Gredvig
Title:    Director

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:    /s/ Helen D. Davis
Name:    Helen D. Davis
Title:    Executive Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By:    /s/ Holland H. Williams
Name:    Holland H. Williams
Title:    Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:    /s/ Daryl K. Hogge
Name:    Daryl K. Hogge
Title:    Senior Vice President

BARCLAYS BANK PLC, as a Lender and L/C Issuer

By:    /s/ Christopher Aitkin
Name:    Christopher Aitkin
Title:    Assistant Vice President

BANK OF THE WEST, as a Lender

By:    /s/ Nicholas Orr
Name:    Nicholas Orr
Title:    Director, CBG

COBANK, ACB, as a Lender

By:    /s/ Josh Batchelder
Name:    Josh Batchelder
Title:    Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By:    /s/ Fiyaz Khan
Name:    Fiyaz Khan
Title:    Vice President